UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 13, 2020

DEXCOM, INC.

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-51222	33-0857544
(Commission File Number)	(IRS Employer Identification No.)

6340 Sequence Drive San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 200-0200

(Registrant’s Telephone Number, Including Area Code)

(Former Name, Former Address, and Former Fiscal Year, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DXCM	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 2.02.	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

In connection with remarks to be made at the J.P. Morgan 38th Annual Healthcare Conference in San Francisco on Monday, January 13, 2020, beginning at 8:00 a.m. (Pacific Time), DexCom, Inc. (“DexCom”) Chairman, President and Chief Executive Officer Kevin Sayer will report expected preliminary, unaudited revenue for the fourth quarter ended December 31, 2019 to be approximately $457 million, an increase of 35% over the fourth quarter of 2018. For fiscal 2019, total preliminary, unaudited revenue is expected to be approximately $1.470 billion, an increase of more than 42% over 2018.

Finally, Mr. Sayer will provide DexCom’s initial financial outlook for fiscal year 2020, including an anticipated range for total revenue of $1.725 billion to $1.775 billion.

The fourth quarter and fiscal year 2019 preliminary unaudited financial results contained in Mr. Sayer’s presentation and in this report are subject to finalization in connection with the preparation of DexCom’s Annual Report on Form 10-K for the twelve months ended December 31, 2019. This report contains, and Mr. Sayer’s presentation on January 13, 2020 will contain, forward-looking statements concerning DexCom’s or its management’s intentions, beliefs, expectations and strategies for the future, including those related to DexCom’s preliminary, unaudited revenue for the fourth quarter and the full fiscal year 2019, estimated revenue for fiscal 2020, and expected 2020 growth in sensor volumes and international expansion. Because such statements deal with future events, they are subject to various risks and uncertainties. The risks and uncertainties that may cause actual results to differ materially from DexCom’s current expectations are more fully described in DexCom’s Annual Report on Form 10-K for the period ended December 31, 2018, as filed with the Securities and Exchange Commission on February 21, 2019, its most recent Quarterly Report on Form 10-Q for the period ended September 30, 2019, as filed with the Securities and Exchange Commission on November 6, 2019, and its other reports, each as filed with the Securities and Exchange Commission. All forward-looking statements and reasons why results might differ included in this Current Report are made as of the date of this Current Report, based on information currently available to DexCom. Should one or more of these risks or uncertainties materialize, or should any of DexCom’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. DexCom undertakes no obligation to publicly update or revise any forward-looking statements or reasons why results might differ.

In connection with Mr. Sayer’s presentation, on January 13, 2020, DexCom issued a press release announcing preliminary, unaudited revenue for the fourth quarter of 2019 and fiscal year 2019, initial financial outlook for fiscal year 2020, and certain other information, which is attached here as Exhibit 99.01.

The information in this Item 2.02, including Exhibit 99.01 hereto, is furnished pursuant to Item 2.02 of Form 8-K, and is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of DexCom under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Number	Description

99.01	Press release dated January 13, 2020 announcing the financial results for the quarter ended December 31, 2019 and certain other information.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DEXCOM, INC.

By:	/s/ PATRICK MURPHY
Patrick Murphy
Senior Vice President, General Counsel and Chief Compliance Officer

Date: January 13, 2020